UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 17, 2014, Westwood Holdings Group, Inc. (the “Company”) held its annual meeting of stockholders in Dallas, Texas (the “Annual Meeting”). At the Annual Meeting, the following Proposals 1, 2, and 3 were approved by the Company’s stockholders. No other business was brought before the Annual Meeting. The Proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 10, 2014. The voting results for the Annual Meeting are set forth below.

(a)	Proposal 1. The stockholders elected the directors listed below to hold office until the next annual meeting and until their respective successors shall have been duly elected and qualified. The voting results for this Proposal 1 were as follows:

Nominee	For	Withheld	Broker Non-Vote
Susan M. Byrne	6,332,076	7,754	1,159,403
Brian O. Casey	6,323,627	16,203	1,159,403
Richard M. Frank	6,078,524	261,306	1,159,403
Ellen H. Masterson	6,325,911	13,919	1,159,403
Robert D. McTeer	6,277,626	62,204	1,159,403
Geoffrey R. Norman	6,232,008	107,822	1,159,403
Martin J. Weiland	6,231,953	107,877	1,159,403
Raymond E. Woolridge	6,077,636	262,194	1,159,403

(b)	Proposal 2. The stockholders ratified Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2014. The voting results for this Proposal 2 were as follows:

For	Against	Abstain
7,374,328	120,459	4,446

(c)	Proposal 3. The stockholders approved the non-binding resolution relating to executive compensation.

The voting results for this Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Vote
4,838,612	1,498,889	2,329	1,159,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: April 22, 2014	/s/ Mark A. Wallace
Mark A. Wallace,
Chief Financial Officer and Treasurer